UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2012

PRAXAIR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other jurisdiction of incorporation)

1-11037	06-124-9050
(Commission File Number)	(IRS Employer Identification No.)

39 OLD RIDGEBURY ROAD, DANBURY, CT	06810-5113
(Address of principal executive offices)	(Zip Code)

(203) 837-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Annual Meeting of Shareholders of Praxair, Inc. was held on April 24, 2012 (the “Annual Meeting”). At the Annual Meeting, shareholders voted upon the items set forth below under Item 5.07, and approved amendments to Praxair’s Restated Certificate of Incorporation, which became effective on April 27, 2012, when they were filed with the Secretary of State of the State of Delaware. In particular, Articles V and VI of Praxair’s Restated Certificate of Incorporation were amended to, among other things, permit holders of 25% or more of Praxair’s outstanding common stock to have special meetings of shareholders called, subject to certain bylaw provisions. In addition, amendments to Praxair’s Amended and Restated Bylaws (“Bylaws”) previously approved by the Board of Directors, became effective concurrently with the effectiveness of the amendments to the Restated Certificate of Incorporation. In particular, Article I of the Bylaws was amended to, among other things, provide certain procedural and other requirements related to the ability of shareholders to have special meetings of shareholders called. The foregoing descriptions of the amendments to Praxair’s Restated Certificate of Incorporation and Bylaws are qualified in their entirety by reference to the full texts of Praxair’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws that are filed as Exhibit 3.1 and 3.2, respectively, to this Form 8-K and incorporated herein by reference. In addition, a more complete description of the amendments to the Restated Certificate of Incorporation and Bylaws is set forth in Praxair’s Definitive Proxy Statement dated March 14, 2012 filed with the SEC.

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The total number of shares that were present or represented by proxy at the Annual Meeting was 262,614,112 which was 88% of the shares outstanding and entitled to vote and which constituted a quorum. The final voting results of the items submitted to a vote of the shareholders are set forth below.

Proposal 1

The eleven nominees for election as a director were elected to serve until the 2013 annual meeting of shareholders, and until his or her successor is elected and qualified. The vote results were as follows, with each nominee having received at least 90.5% of the votes cast for his or her election:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Stephen F. Angel	238,717,871	5,354,533	18,541,708
Oscar Bernardes	221,207,915	22,864,489	18,541,708
Bret K. Clayton	243,284,393	788,011	18,541,708
Nance K. Dicciani	239,624,956	4,447,448	18,541,708
Edward G. Galante	239,417,549	4,654,855	18,541,708
Claire W. Gargalli	242,063,435	2,008,969	18,541,708
Ira D. Hall	243,311,123	761,281	18,541,708
Raymond W. LeBoeuf	241,634,574	2,437,830	18,541,708
Larry D. McVay	243,409,902	662,502	18,541,708
Wayne T. Smith	238,013,700	6,058,704	18,541,708
Robert L. Wood	239,379,412	4,692,992	18,541,708

Proposal 2

Shareholders approved amendments to Praxair’s Restated Certificate of Incorporation to permit holders of 25% or more of its outstanding common stock to have special meetings of shareholders called, by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
243,230,837 (81.5% of the shares outstanding)	653,524	188,037	18,541,714

Proposal 3

Shareholders approved, on an advisory and non-binding basis, the compensation of Praxair’s Named Executive Officers as disclosed in the 2012 Proxy Statement, by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
231,244,912 (94.7% of votes cast)	11,507,541	1,319,940	18,541,719

Proposal 4

Shareholders rejected a shareholder proposal regarding electioneering policies and contributions, by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
10,498,549 (4.3% of votes cast)	206,953,960	26,619,884	18,541,719

Proposal 5

Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the independent auditor, by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
260,453,404 (99.2% of votes cast)	1,933,164	227,544	0

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Praxair, Inc. effective April 27, 2012

3.2	Amended and Restated Bylaws of Praxair, Inc. effective April 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC. Registrant

Date: April 30, 2012	By:	/s/ James T. Breedlove
James T. Breedlove
Senior Vice President, General Counsel and Secretary

Exhibits Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Praxair, Inc. effective April 27, 2012

3.2	Amended and Restated Bylaws of Praxair, Inc. effective April 27, 2012